Exhibit 23.1


                      Consent of Independent Accountants


We consent to the incorporation by reference in the registration statement of MicroStrategy Incorporated and its subsidiaries on Form S-8 (File No. 333-58189) of our reports dated February 16, 1999, on our audits of the consolidated financial statements and financial statement schedule of MicroStrategy Incorporated and its subsidiaries as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, which report is included in the MicroStrategy Incorporated Annual Report on Form 10-K.



                                              PricewaterhouseCoopers LLP



Washington, D.C.
March 24, 1999